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20081333791 C
$ 275.00
SECRETARY OF STATE
06-20-2008 16:19:54

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19961022067

1. Entity name: NAERODYNAMICS, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable)

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity

with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

WISKOWSKI	LEE		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

2001 BUTTERFIELD ROAD
(Street name and number or Post Office information)
SUITE 1050

DOWNERS GROVE	IL	60515
(City)	*(State)*	*(Postal/Zip Code)*
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NAERODYNAMICS, INC.
(a Colorado Corporation)

ATTACHMENT TO
ARTICLES OF AMENDMENT

5. The following articles are amended as set forth herein: Article. V. A.: This Article V. A. is hereby amended by deleting the current Article V.A. and replacing it with the following:

> A. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock at $0.0002 par value each and 1,000,000 shares of Preferred Shares at $0.10 par value with such rights and preferences and in such classes as the Board may hereafter determine.

On August 23, 2007, NaeroDynamics, Inc. (f/k/a Health Partnership, Inc.) held a special meeting of the shareholders, wherein they approved, among other things, a two for one reverse stock split (by which each two shares of common stock becomes one share of common stock, with fractional shares rounded up to the next whole share) and increased the number of authorized shares of Common Stock to 150,000,000 shares.